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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-23857, 333-57869, 333-53366, 333-55488,
333-82674, 333-82678, 333-82668, 333-82670, 333-82672) of Digi International
Inc. of our report dated November 28, 2005 relating to the financial statements and financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
December 6, 2005